EXHIBIT 11

                      METROMEDIA INTERNATIONAL GROUP, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                           THREE MONTHS ENDED
                                                                                      ----------------------------
                                                                                      SEPTEMBER 30,  SEPTEMBER 30,
                                                                                          1998           1997
                                                                                      -------------  -------------
Income (Loss) Per Share--Basic (A):
  Continuing operations.............................................................   $   (19,349)   $   (31,279)
  Cumulative convertible preferred stock dividend requirement.......................        (3,752)          (584)
                                                                                      -------------  -------------
  Continuing operation attributable to common stock shareholders....................       (23,101)       (31,863)
  Discontinued operations...........................................................            --        269,072
  Extraordinary items...............................................................            --        (13,598)
                                                                                      -------------  -------------
  Net income (loss) available for common stock shareholders.........................   $   (23,101)   $   223,611
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Weighted average common shares outstanding during the period........................        69,076         67,131
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Income (Loss) Per Share--Basic:
  Continuing operations.............................................................   $     (0.33)   $     (0.48)
  Discontinued operations...........................................................            --           4.01
  Extraordinary items...............................................................            --          (0.20)
                                                                                      -------------  -------------
  Net income (loss).................................................................   $     (0.33)   $      3.33
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                                                       NINE MONTHS ENDED
                                                                  ----------------------------
                                                                  SEPTEMBER 30,  SEPTEMBER 30,
                                                                      1998           1997
                                                                  -------------  -------------
Income (Loss) Per Share--Basic (A):
  Continuing operations.........................................   $   (64,501)   $   (90,742)
  Cumulative convertible preferred stock dividend requirement...       (11,256)          (584)
                                                                  -------------  -------------
  Continuing operation attributable to common stock
    shareholders................................................       (75,757)       (91,326)
  Discontinued operations.......................................         5,267        234,405
  Extraordinary items...........................................            --        (14,692)
                                                                  -------------  -------------
  Net income (loss) available for common stock shareholders.....   $   (70,490)   $   128,387
                                                                  -------------  -------------
                                                                  -------------  -------------
Weighted average common shares outstanding during the period....        68,900         66,491
                                                                  -------------  -------------
                                                                  -------------  -------------
Income (Loss) Per Share--Basic:
  Continuing operations.........................................   $     (1.10)   $     (1.37)
  Discontinued operations.......................................          0.08           3.52
  Extraordinary items...........................................            --          (0.22)
                                                                  -------------  -------------
  Net income (loss).............................................   $     (1.02)   $      1.93
                                                                  -------------  -------------
                                                                  -------------  -------------
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(A) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and nine months ended September 30, 1998 and 1997, the
    Company had a loss from continuing operations.